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                                                                    EXHIBIT 99.1


                          HASTINGS ENTERTAINMENT, INC.
                            2002 INCENTIVE STOCK PLAN


I.       PURPOSE

         This 2002 Incentive Stock Plan (the "Plan") is intended to attract, retain and provide incentives to Employees, officers, Directors and consultants of the Company, and to thereby increase overall shareholders' value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares, other stock-based awards or any combination of the foregoing to the eligible participants.

II.      DEFINITIONS

         (a) "Award" includes, without limitation, stock options (including incentive stock options within the meaning of Section 422(b) of the Code), stock appreciation rights, stock awards, restricted share awards, dividend equivalent rights, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

         (b) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Change in Control" means:

                  (i) An acquisition by any person (as the term "person" is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) who is not as of the effective date of the Plan the beneficial holder of at least 10 % of the Company's then outstanding common stock, of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of 30 % or more of either (x) the then outstanding common stock (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding capital stock entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition of Outstanding Company Common Stock and Outstanding Company Voting Securities by the Company, (2) any acquisition of Outstanding Company Common Stock and Outstanding Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (3) any acquisition of Outstanding Company Common Stock and Outstanding Company Voting Securities by any person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection
         (iii) of this definition; or

                  (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") ceased for any reason to constitute at least a




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         majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a Director subsequent to such effective date whose election, or nomination for election by the Company's stockholders was approved by a vote of at least a majority of those individuals who are Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered as a member of the Incumbent Board; or

                  (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding common stock, and the combined voting power of the then outstanding capital stock entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (other then the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction; or

                  (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (f) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan. All members of the Compensation Committee or such other committee, which in either case may not be less than two Directors, are intended at all times to qualify as "outside directors" within the meaning of Section 162(m) of the Code and as "Non-Employee Directors" within the


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meaning of Rule 16b-3 under Section 16 of the Exchange Act; provided, however, that the failure of a member of such Committee to so qualify shall not be deemed to invalidate any Award made by such Committee.

         (g) "Common Stock" means the $.01 par value Class A Common Stock of the Company.

         (h) "Company" means Hastings Entertainment, Inc., a Texas corporation.

         (i) "Director" means a member of the Board.

         (j) "Employee" means an employee of the Company or a Subsidiary.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (l) "Fair Market Value" shall mean (i) if Hastings' common stock is publicly traded on a national market on the date in question, the average of the high and low sale price for Hastings' common stock on the date in question (or the most recent date prior thereto that sales take place), or (ii) if Hastings' common stock is not publicly traded on a national market on the date in question, the price as determined in the most recent valuation prepared for the Company's Associates' Stock Ownership Plan..

         (m) "Participant" means an Employee, officer, Director or consultant who has been granted an Award under the Plan.

         (n) "Plan Year" means a calendar year.

         (o) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III.     ELIGIBILITY

         Any Employee, officer, Director or consultant of the Company or Subsidiary selected by the Committee is eligible to receive an Award pursuant to
Section VI hereof.

IV.      PLAN ADMINISTRATION

         (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. For purposes of any action taken by the Committee, a majority of the members will constitute a quorum, and the actions of the members present at a meeting at which a quorum is present, or actions unanimously approved in writing, will be the acts of the Committee. The Board or the Committee shall periodically make determinations with respect to the participation of Employees, officers, Directors and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, retirement and termination rights, payment alternatives such as cash, stock, contingent award or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement



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with respect to a Participant; provided, however, that only the Committee may make Awards intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

         (b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Company's Certificate of Incorporation, as it may be amended from time to time.

         (c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the time at which any Award becomes exercisable.

V.       CAPITAL STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

         (a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of
Section X, and subject to Section V(c) below, the maximum number of shares of Common Stock that shall be available for grants of Awards under this Plan shall be 500,000.

         (b) The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

         (c) There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this
Section V, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

         (d) No Participant may be awarded options for more than 50,000 shares of Common Stock in any Plan Year.

VI.      AWARDS UNDER THIS PLAN

         As the Board or Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

         (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time. Unless otherwise specifically provided in an Award Agreement, (i) the exercise price of each share of Common Stock covered by a stock option shall not be less than the Fair Market Value of the Common Stock on the date of the grant of such


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stock option and (ii) 20% of the shares covered by the stock option shall become exercisable on the first anniversary of its grant and an additional 20% of such shares shall become exercisable on each of the second, third, fourth and fifth anniversary of its grant.

         (b) Incentive Stock Option. An Award which may be granted only to Employees in the form of a stock option which shall comply with the requirements of Code Section 422 or any successor section as it may be amended from time to time. The exercise price of any incentive stock option shall not be less than 100 % of the Fair Market Value of the Common Stock on the date of grant of the incentive stock option Award. An Employee who owns stock representing 10% of the voting power or value of all classes of stock of the Company or a Subsidiary shall only be granted an incentive stock option (i) with an exercise price of at least 110% of the Fair Market Value of the Common Stock on the date of the grant of such option and (ii) that expires 5 years from the date of its grant. Subject to adjustment in accordance with the provisions of Section X, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed the maximum number of shares provided in paragraph
(a) of Section V above. To the extent that Code Section 422 requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference. Award agreements intended to be incentive stock options shall expressly (i) include the limitations on assignability referred to in Section VIII(a) and (ii) provide that the option shall expire no later than the earlier of (A) 10 years after the date the option is granted, (B) one year after the Participant's termination of employment due to disability and (C) three months following the Participant's termination of employment for any other reason, except death.

         (c) Stock Option in Lieu of Compensation Election. A right given to a Director, officer or key Employee to elect to exchange annual retainers, fees or compensation for stock options.

         (d) Stock Appreciation Right. A right which may or may not be contained in the grant of a stock option or incentive stock option to receive the excess of the Fair Market Value of a share of Common Stock on the date the option is surrendered over the option exercise price or other specified amount contained in the Award Agreement.

         (e) Restricted Shares. A transfer of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

         (f) Dividend Equivalent Right. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

         (g) Stock Award. An unrestricted transfer of Common Stock to a Participant.

         (h) Other Stock-Based Awards. Other Common Stock-Based Awards which are related to or serve a similar function to those Awards set forth in this Section.

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VII.     AWARD AGREEMENTS

         Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Company and Participant.

VIII.    OTHER TERMS AND CONDITIONS

         (a) Assignability. Unless provided to the contrary in any Award Agreement, no Award of a stock option, stock appreciation right, dividend equivalent right or other similar right and no Award of restricted shares (unless the restriction has expired or been satisfied) (collectively, an "Outstanding Award") shall be assignable or transferable except by will, by the laws of descent and distribution and during the lifetime of a Participant. The Outstanding Award shall be exercisable by and accrue to the benefit of, only such Participant. No Outstanding Award granted under the Plan shall be subject to execution, attachment or process.

         (b) Termination of Employment or Other Relationship. Except as otherwise expressly provided in this Plan, the Committee shall determine the disposition of the grant of each Outstanding Award in the event of the retirement, disability, death or other termination of a Participant's employment or other relationship with the Company or a Subsidiary.

         (c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record of such shares. No adjustment will be made for dividends or other rights for which the record date is prior to the date upon which the Participant becomes the holder of record of such shares.

         (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise any rights under the Award.

         (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) pursuant to a broker-assisted "cashless exercise" program if established by the Company; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate.

         (f) Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

         (g) Change in Control. In the event of a Change in Control, all unvested, unexercisable or potentially forfeitable Awards shall vest, become immediately exercisable and/or cease to be subject to any risk of forfeiture, as the case may be.


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         (h) Payment of Taxes. Except to the extent withholding obligations are met pursuant to subsection (f) above, Participants shall pay to Hastings, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares granted hereunder.

IX.      TERMINATION, MODIFICATION AND AMENDMENTS

         (a) The Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any material amendments to the Plan which require stockholder approval under applicable law, rule or regulation unless the same shall be approved by the requisite vote of the Company's stockholders.

         (b) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award prior to such termination, modification or amendment without the consent of the recipient thereof.

X.       RECAPITALIZATION

         The aggregate number of shares of Common Stock as to, or upon the basis of, which Awards may be granted to Participants under the Plan, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Company and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

XI.      NO RIGHT TO EMPLOYMENT

         No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in the other relationship with, the Company or a Subsidiary. Further, the Company and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any, claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

XII.     GOVERNING LAW

         To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Texas.


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XIII.    SAVINGS CLAUSE

         This Plan is intended to comply in all respects with applicable laws and regulations, including, with respect to those Employees who are officers or directors, Section 16 of the Exchange Act and Rule 16b-3 under the Exchange Act. In case any one more of the provisions of this Plan shall not so comply, and the remaining provisions of this Plan shall not be affected or impaired thereby, the non-complying provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.

XIV.     EFFECTIVE DATE AND TERM

         The Plan shall become effective June 19, 2002, subject to approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon within one year following adoption of the Plan by the Board. All Awards granted prior to such approval by the stockholders shall be subject to such approval and shall not be exercisable and/or transferable prior thereto. In the event such approval is not obtained within such one-year period, the Plan and all Awards granted thereunder shall be null and void. The Plan shall terminate on the tenth anniversary of the date on which it becomes effective. No Award shall be granted after the termination of the Plan.


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